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                                                                    EXHIBIT 3.1

                                     BY-LAWS

                                       OF

                               ABBOTT LABORATORIES


                        Adopted by the Board of Directors
                          of Abbott Laboratories at the
                         Annual Meeting, April 11, 1963
                as amended and restated, effective June 20, 2003

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                         BY-LAWS OF ABBOTT LABORATORIES

                                    ARTICLE I

                                     OFFICES

     The principal office of the Corporation in the State of Illinois shall be located at the intersection of State Routes 43 and 137 in the County of Lake. The Corporation may have such other offices either within or without the State of Illinois as the business of the Corporation may require from time to time.

     The registered office of the Corporation may be, but need not be, identical with the principal office in the State of Illinois. The address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. ANNUAL MEETING; TRANSACTION OF BUSINESS, NOMINATION OF DIRECTORS. The annual meeting of the shareholders shall be held at such place, on such date and at such time as shall be designated from time to time by the Board of Directors. The meeting shall be held for the purpose of electing Directors and for the transaction of such other business as is properly brought before the meeting in accordance with these By-Laws. If the election of Directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

     To be properly brought before the annual meeting, business must be either
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or
(c) otherwise properly brought before the annual meeting by a shareholder of the Corporation (i) who is a shareholder of record on the record date for the determination of shareholders entitled to vote at such annual meeting, on the date such shareholder provides timely notice to the Corporation as provided herein and on the date of the annual meeting and (ii) who complies with the notice procedures set forth in this Section 1. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice to the Secretary must be delivered to and received at the principal executive office of the Corporation not less than ninety days and not more than one hundred twenty days prior to the anniversary date of the preceding annual meeting of shareholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within twenty-five days before or after such anniversary date, notice by the shareholder in order to be timely must be so delivered and received not later than the close of business on the

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tenth day following the day on which such notice of the date of the annual meeting was mailed or such public announcement in a press release or in a filing with the Securities and Exchange Commission of the date of the annual meeting was made, whichever first occurs. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business.

     Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1.

     The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and such business not properly brought before the meeting shall not be transacted.

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made at such annual meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors, or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting (i) who is a shareholder of record on the record date for the determination of shareholders entitled to vote at such annual meeting, on the date such shareholder provides timely notice to the Corporation as provided herein and on the date of the annual meeting and (ii) who complies with the notice procedures set forth in this Section 1. Such nominations, other than those made by or at the direction of the Board of Directors or by a committee or person appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder's notice to the Secretary must be delivered to and received at the principal executive office of the Corporation not less than ninety days and not more than one hundred twenty days prior to the anniversary date of the preceding annual meeting of shareholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within twenty five days before or after such anniversary date, notice by the shareholder in order to be timely must be so delivered and received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public announcement in a press release or in a filing with the Securities and Exchange Commission of the date of the annual meeting was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the

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shareholder giving the notice, (i) the name and record address of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Chairman of the Board, the Chief Executive Officer, any President, the Board of Directors or by a shareholder (or shareholders) holding not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called.

     To be properly brought before the special meeting, business must be either
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the special meeting by or at the direction of the Board of Directors or
(c) otherwise properly brought before the special meeting by a shareholder (or shareholders) of the Corporation holding sufficient shares to call a special meeting as provided in the first paragraph of this Section 2 and (i) being shareholder(s) of record on the record date for the determination of shareholders entitled to vote at such special meeting, on the date such shareholder(s) provide(s) timely notice to the Corporation as provided herein and on the date of the special meeting and (ii) complying with the notice procedures set forth in this Section 2. In addition to any other applicable requirements, for business to be properly brought by a shareholder before a special meeting, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to and received at the principal office of the Corporation, in the case of a special meeting of shareholders, not earlier than sixty days nor later than ninety days prior to the date of the special meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to be brought before the special meeting (i) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business.

     Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the special meeting except in accordance with the procedures set forth in this Section 2.

     The Chairman of a special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and such business not properly brought before the meeting shall not be transacted.

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     SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Illinois.

     SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the cases of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, any President, or the Secretary or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.

     SECTION 5. FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty days, immediately preceding such meeting.

     SECTION 6. VOTING LISTS. The Secretary shall make, or cause to have made, within twenty days after the record date for a meeting of shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     SECTION 7. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by The Business Corporation Act of 1983 or the Articles of Incorporation, as in effect on the date

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of such determination. If a quorum is not present or represented at any meeting of shareholders, the Chairman of the meeting, or if so requested by the Chairman, the shareholders present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum shall be present or represented. In addition, the Chairman of any meeting of shareholders shall have the power to adjourn the meeting at the request of the Board of Directors if the Board of Directors determines that adjournment is necessary or appropriate to enable shareholders to fully consider information which the Board of Directors determines has not been made sufficiently or timely available to shareholders or is otherwise in the best interests of shareholders.

     SECTION 8. PROXIES. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by delivering a valid appointment to the person so appointed or such person's agent; PROVIDED, HOWEVER, no shareholder may name more than two persons as proxies to attend and to vote the shareholder's shares at any meeting of shareholders. Without limiting the manner in which a shareholder may appoint such a proxy pursuant to these By-Laws, the following shall constitute valid means by which a shareholder may make such an appointment:

     (a) A shareholder may sign a proxy appointment form. The shareholder's signature may be affixed by any reasonable means, including, but not limited to, by facsimile signature.

     (b) A shareholder may transmit or authorize the transmission of a telegram, cablegram, or other means of electronic transmission; provided that any such transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If it is determined that the telegram, cablegram, or other electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Each proxy continues in full force and effect until revoked by the person appointing the proxy prior to the vote pursuant thereto, except as otherwise provided by law. Such revocation may be effected by a writing delivered to the secretary of the Corporation stating that the proxy is revoked or by a subsequent delivery of a valid proxy by, or by the attendance at the meeting and voting in person by the person appointing the proxy. The dates of the proxy shall presumptively determine the order of appointment.

     SECTION 9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote in each matter submitted to a vote at a meeting of shareholders and, in all elections for Directors, every shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are Directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of Directors multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates; provided that, vacancies on the Board of Directors may be filled as

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provided in Section 9, Article III of these By-Laws. A shareholder may vote either in person or by proxy.

     SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of this Corporation held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

     Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation.

     Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

     Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     SECTION 11. VOTING BY BALLOT. Voting on any question or in any election may be VIVA VOCE unless the presiding officer shall order that voting be by ballot.

     SECTION 12. INSPECTORS OF ELECTION. The Board of Directors in advance of any meeting of shareholders may appoint inspectors to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the officer or person acting as chairman at any such meeting may, and on the request of any shareholder or his proxy, shall make such appointment. In case any person appointed as inspector shall fail to appear or to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the officer or person acting as chairman.

     Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

     Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the

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inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     SECTION 13. SHAREHOLDER ACTION BY WRITTEN CONSENT. In the case of action to be taken by a shareholder or shareholders by written consent, the shareholder or shareholders proposing to take such action shall give notice of the proposed action, which notice shall be in writing and delivered to and received by the Secretary at the principal office of the Corporation, a reasonable period (but not less than thirty-five days) before the proposed effective date of such action. To the extent relevant, such notice shall include the information referred to in the fourth sentence of the second paragraph of Article II,
Section 1 of these By-Laws.

     In the case of action to be taken by a shareholder or shareholders by written consent, no written consent shall be effective to take the action referred to therein unless written consents signed by a sufficient number of shareholders to take such action are delivered to and received by the Corporation in accordance with this Section within sixty days of the record date for taking such action by written consent, or if no such record date has been set, the date the earliest dated written consent was received by the Corporation in accordance with this Section.

     Every written consent shall be signed by one or more persons who as of the record date are shareholders of record on such record date, shall bear the date of signature of each such shareholder, and shall set forth the name and address, as they appear in the Corporation's books, of each shareholder signing such consent and the class and number of shares of the Corporation which are owned of record and beneficially by each such shareholder and shall be delivered to and received by the Secretary of the Corporation at the Corporation's principal office by hand or by certified or registered mail, return receipt requested.

     SECTION 14. RECORD DATE FOR SHAREHOLDER ACTION BY WRITTEN CONSENT. In order that the Corporation may determine the shareholders entitled to consent to action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days (or if such tenth day is a day on which the New York Stock Exchange is not open for trading, the next day following such tenth day on which the New York Stock Exchange is open for trading), or in the case of any proposed action by written consent of a shareholder or shareholders with respect to a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not more than twenty days, after the date upon which the resolution fixing the record date is adopted by the Board of Directors (or such later date if the shareholder requests and the Board sets such later date as the record date). Any shareholder of record seeking to have the shareholders authorize or take action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but no later than ten days (or if such tenth day is a day on which the New York Stock Exchange is not open for trading, the next day following such tenth day on which the New York Stock Exchange is open for trading) after the date on which such a request is received, adopt a resolution fixing the record date. Delivery of such request shall be by hand or by certified or registered mail, return receipt requested to the Secretary at the Corporation's principal office. If no record date has been fixed by the Board of Directors within ten days (or if such tenth day is a day on which the New York

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Stock Exchange is not open for trading, the next day following such tenth day on which the New York Stock Exchange is open for trading) after the date on which such request is received, the record date for determining shareholders entitled to consent to action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to and received by the Secretary at the principal office of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested to the Secretary at the Corporation's principal office. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall be thirteen. The terms of all Directors shall expire at the next annual meeting of shareholders following their election. Despite the expiration of a Director's term, he or she shall continue to serve until the next meeting of shareholders at which Directors are elected. Directors need not be residents of Illinois or shareholders of the Corporation.

     SECTION 3. REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of shareholders. Other regular meetings of the Board of Directors shall be held at the principal office of the Corporation on the second Friday of every month at 9:00 a.m. without other notice than this By-Law. The Board of Directors may provide, by resolution, for the holding of the regular monthly meetings at a different time and place, either within or without the State of Illinois, or for the omission of the regular monthly meeting altogether. Where the Board of Directors has, by resolution, changed or omitted regular meetings, no other notice than such resolution shall be given.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chairman of the Executive Committee, the Chief Executive Officer, any President, or of any four Directors. The persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the Board of Directors.

     SECTION 5. NOTICE. Notice of any special meeting shall be given: (i) at least one day prior thereto if the notice is given personally or by an electronic transmission, (ii) at least two business days prior thereto if the notice is given by having it delivered by a third party entity

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that provides delivery services in the ordinary course of business and guarantees delivery of the notice to the Director no later than the following business day, and (iii) at least seven days prior thereto if the notice is given by mail. For this purpose, the term "electronic transmission" may include, but shall not be limited to, a telex, facsimile, or other electronic means. Notice shall be delivered to the Director's business address and/or telephone number and shall be deemed given upon electronic transmission, upon delivery to the third party delivery service, or upon being deposited in the United States mail with postage thereon prepaid. Any Director may waive notice of any meeting by signing a written waiver of notice either before or after the meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in the notice or waiver of notice of such meeting.

     SECTION 6. QUORUM. A majority of the number of Directors fixed by these By-Laws shall constitute a quorum for transaction of business at any meeting of the Board of Directors; provided, that if less than a majority of such number of Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     SECTION 7. MANNER OF VOTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 8. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.

     The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more Directors. All the approvals evidencing the consent shall be delivered to the Secretary of the Corporation to be filed in the corporate records. The action taken shall be effective when all the Directors have approved the consent unless the consent specifies a different effective date.

     Any such consent signed by all the Directors or all the members of a committee shall have the same effect as a unanimous vote.

     SECTION 9. VACANCIES. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of Directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A Director elected to fill a vacancy shall serve until the next annual meeting of shareholders. A majority of Directors then in office may also fill one or more vacancies arising between meetings of shareholders by reason of an increase in the number of Directors or otherwise, and any Director so selected shall serve until the next annual meeting of shareholders, provided that at no

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time may the number of Directors selected to fill vacancies in this manner during any interim period between meetings of shareholders exceed 33-1/3 per cent of the total membership of the Board of Directors.

     SECTION 10. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors or any committee thereof at which action on any corporate matter is taken is conclusively presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless he or she files his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     SECTION 11. APPOINTMENT OF AUDITORS. The Audit Committee shall appoint annually a firm of independent public accountants as auditors of the Corporation. Should the Audit Committee for any reason determine that such appointment be terminated, the Audit Committee shall appoint another firm of independent public accountants to act as auditors of the Corporation.

                                   ARTICLE IV

                                   COMMITTEES

     SECTION 1. APPOINTMENT. A majority of the Board of Directors may create one or more committees and appoint members of the Board to serve on the committee or committees. Each committee shall have three or more members, who serve at the pleasure of the Board. The Board shall designate one member of each committee to be chairman of the committee. The Board shall designate a secretary of each committee who may be, but need not be, a member of the committee or the Board.

     SECTION 2. COMMITTEE MEETINGS. A majority of any committee shall constitute a quorum and the act of the majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee. A committee may act by unanimous consent in writing without a meeting. Committee meetings may be called by the Chairman of the Board, the chairman of the committee, or any two of the committee's members. The time and place of committee meetings shall be designated in the notice of such meeting. Notice of each committee meeting shall be given to each committee member. Each Committee shall keep minutes of its proceedings.

     SECTION 3. EXECUTIVE COMMITTEE. The Board shall appoint an Executive Committee. A majority of the members of the Committee shall be selected from those Directors who satisfy the independence requirements of the Corporation's Corporate Governance Guidelines. The Executive Committee may, when the Board of Directors is not in session, exercise the authority of the Board in the management of the business and affairs of the Corporation; provided, however, the Committee may not:

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     (1)  authorize distributions;

     (2) approve or recommend to shareholders any act the Business Corporation Act of 1983 requires to be approved by shareholders;

     (3)  fill vacancies on the Board or on any of its committees;

     (4) elect or remove Officers or fix the compensation of any member of the Committee;

     (5)  adopt, amend or repeal the By-Laws;

     (6)  approve a plan of merger not requiring shareholder approval;

     (7) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the Board;

     (8) authorize or approve the issuance or sale, or contract for sale, of shares, except that the Board may direct the Committee (i) to fix the specific terms of the issuance or sale or contract for sale, including without limitation the pricing terms or the designation and relative rights, preferences, and limitations of a series of shares if the Board has approved the maximum number of shares to be issued pursuant to such delegated authority, or (ii) to fix the price and the number of shares to be allocated to particular employees under an employee benefit plan; or

     (9) amend, alter, repeal, or take action inconsistent with any resolution or action of the Board of Directors when the resolution or action of the Board of Directors provides by its terms that it shall not be amended, altered or repealed by action of the Committee.

     SECTION 4. AUDIT COMMITTEE. The Board of Directors shall appoint an Audit Committee. The composition of the members and the duties of such committee shall be as set forth in the Audit Committee Charter.

     SECTION 5. COMPENSATION COMMITTEE. The Board of Directors shall appoint a Compensation Committee. The composition of the members and the duties of such committee shall be as set forth in the Compensation Committee Charter.

     SECTION 6. NOMINATIONS AND GOVERNANCE COMMITTEE. The Board of Directors shall appoint a Nominations and Governance Committee. The composition of the members and the duties of such committee shall be as set forth in the Nominations and Governance Committee Charter.

     SECTION 7. PUBLIC POLICY COMMITTEE. The Board of Directors shall appoint a Public Policy Committee. A majority of the members of the Committee shall be selected from those Directors who satisfy the independence requirements of the Corporation's

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Corporate Governance Guidelines. The Public Policy Committee shall have an advisory role with respect to public policy, regulatory (other than those areas for which the Audit Committee has oversight responsibility), and government affairs issues that affect the Corporation.

                                    ARTICLE V

                                    OFFICERS

     SECTION 1. NUMBER. The Officers of the Corporation shall be the Chairman of the Board, the Chief Executive Officer, one or more Presidents, one or more Executive, Group or Senior Vice Presidents, one or more Vice Presidents, a Treasurer, a Secretary, a Controller, a General Counsel and such Assistant Treasurers and Assistant Secretaries as the Board of Directors may elect or the Chairman of the Board may appoint. Any two offices may be held by the same person.

     SECTION 2. ELECTION AND TERM OF OFFICE. The Board of Directors may elect any Officer. The Chairman of the Board may appoint any Vice President, a Controller, a Treasurer, a Secretary and any Assistant Treasurers and Assistant Secretaries.

     The Officers of the Corporation shall be elected or appointed annually. Each year, the Board of Directors shall elect Officers at the first meeting of the Board of Directors held after the annual meeting of shareholders. If the Board of Directors does not elect Officers at such meeting, such election shall be held as soon thereafter as conveniently may be. Each year, immediately following the election of Officers by the Board of Directors or as soon thereafter as conveniently may be, the Chairman of the Board shall appoint such additional Officers within the scope of the Chairman's authority as the Chairman deems necessary or appropriate.

     Vacancies or new offices may be filled at any time as set forth in Section 4 of this Article V.

     Each Officer shall hold office until his or her successor shall have been duly elected or appointed and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. REMOVAL OF OFFICERS. Any Officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Any Officer appointed by the Chairman of the Board may be removed by the Chairman whenever, in the Chairman's judgment, the best interests of the Corporation will be served thereby.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. A vacancy in any office appointed by the Chairman of the Board may be filled by the Chairman of the Board for the unexpired portion of the term.

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     SECTION 5. CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER.
The Chairman shall preside at all meetings of the Board of Directors and the shareholders. The Chief Executive Officer shall be responsible for the overall management of the Corporation subject to the direction of the Board of Directors.

     SECTION 6. PRESIDENT. Each President shall be the Chief Operating Officer of a major area of the Corporation's activities and shall perform such duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

     SECTION 7. EXECUTIVE, GROUP AND SENIOR VICE PRESIDENTS. Each Executive, Group, or Senior Vice President shall be responsible for supervising and coordinating a major area of the Corporation's activities subject to the direction of the Chief Executive Officer or a President.

     SECTION 8. VICE PRESIDENTS. Each of the Vice Presidents shall be responsible for those activities designated by an Executive, Group, or Senior Vice President, a President, the Chief Executive Officer, or the Board of Directors.

     SECTION 9. TREASURER. The Treasurer shall administer the investment, financing, insurance and credit activities of the Corporation.

     SECTION 10. SECRETARY. The Secretary will be the custodian of the corporate records and of the seal of the Corporation, will countersign certificates for shares of the Corporation, and in general will perform all duties incident to the office of the Secretary. The Secretary shall have the authority to certify the By-Laws, resolutions of the shareholders and the Board of Directors and committees thereof, and other documents of the Corporation as true and correct copies hereof.

     SECTION 11. CONTROLLER. The Controller will conduct the accounting activities of the Corporation, including the maintenance of the Corporation's general and supporting ledgers and books of account, operating budgets, and the preparation and consolidation of financial statements.

     SECTION 12. GENERAL COUNSEL. The General Counsel will be the chief consultant of the Corporation on legal matters. He or she will supervise all matters of legal import concerning the interests of the Corporation.

     SECTION 13. ASSISTANT TREASURER. The Assistant Treasurer shall, in the absence or incapacity of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as shall from time to time be given to him or her by the Treasurer.

     SECTION 14. ASSISTANT SECRETARY. The Assistant Secretary shall, in the absence or incapacity of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as shall from time to time be given to him or her by the Secretary. The Assistant Secretary shall be, with the Secretary, keeper of the books,

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BY-LAWS

records, and the seal of the Corporation, and shall have the authority to certify the By-Laws, resolutions and other documents of the Corporation.

     SECTION 15. GENERAL POWERS OF OFFICERS. The Chairman of the Board, the Chief Executive Officer, any President, and any Executive, Group or Senior Vice President, may sign without countersignature any deeds, mortgages, bonds, contracts, reports to public agencies, or other instruments whether or not the Board of Directors has expressly authorized execution of such instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws solely to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. Any other Officer of this Corporation may sign contracts, reports to public agencies, or other instruments which are in the regular course of business and within the scope of his or her authority, except where signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by any one of the Chairman of the Board, the Chief Executive Officer, a President or an Executive Vice President, and shall be countersigned by the Secretary or an Assistant Secretary and shall be sealed with the seal, or a facsimile of the seal, of the Corporation. If a certificate is countersigned by a Transfer Agent or Registrar, other than the Corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles. In case any Officer of the Corporation, or any officer or employee of the Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon such certificate ceases to be an Officer of the Corporation, or an officer or employee of the Transfer Agent or Registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if the Officer of the Corporation, or the officer or employee of the Transfer Agent or Registrar had not ceased to be such at the date of its issue. Each certificate representing shares shall state: that the Corporation is organized under the laws of the State of Illinois; the name of the person to whom issued; the number and class of shares; and the designation of the series, if any, which such certificate represents. Each certificate shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued in replacement until the former certificate for a like number of shares shall have been surrendered and canceled, except in the case of lost, destroyed or mutilated certificates.

     SECTION 2. TRANSFER AGENT AND REGISTRAR. The Board of Directors may from time to time appoint such Transfer Agents and Registrars in such locations as it shall

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                                                                         Page 15

BY-LAWS

determine, and may, in its discretion, appoint a single entity to act in the capacity of both Transfer Agent and Registrar in any one location.

     SECTION 3. TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made only on the books of the Corporation at the request of the holder of record thereof or of his attorney, lawfully constituted in writing, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

     SECTION 4. LOST, DESTROYED OR MUTILATED CERTIFICATES. In case of lost, destroyed or mutilated certificates, duplicate certificates shall be issued to the person claiming the loss, destruction or mutilation, provided:

     (a) That the claimant furnishes an affidavit stating the facts of such loss, destruction or mutilation so far as known to him or her and further stating that the affidavit is made to induce the Corporation to issue a duplicate certificate or certificates; and that issuance of the duplicate certificate or certificates is approved:

          (i) in a case involving a certificate or certificates for more than 1,000 shares, by the Chairman of the Board, the Chief Executive Officer, a President, an Executive Vice President, or the Secretary; or

          (ii) in a case involving a certificate or certificates for 1,000 shares or less, by the Transfer Agent appointed by the Board of Directors for the transfer of the shares represented by such certificate or certificates;

          upon receipt of a bond, with one or more sureties, in the amount to be determined by the party giving such approval; or

     (b) that issuance of the said duplicate certificate or certificates is approved by the Board of Directors upon such terms and conditions as it shall determine.

                                   ARTICLE VII

                                   FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

                                  ARTICLE VIII

                VOTING SHARES OR INTERESTS IN OTHER CORPORATIONS

     The Chairman of the Board, the Chief Executive Officer, a President, an Executive, Group, or Senior Vice President and each of them, shall have the authority to act for the Corporation by voting any shares or exercising any other interest owned by the Corporation in

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                                                                         Page 16

BY-LAWS

any other corporation or other business association, including wholly or partially owned subsidiaries of the Corporation, such authority to include, but not be limited to, power to attend any meeting of any such corporation or other business association, to vote shares in the election of directors and upon any other matter coming before any such meeting, to waive notice of any such meeting and to consent to the holding thereof without notice, and to appoint a proxy or proxies to represent the Corporation at any such meeting with all the powers that the said Officer would have under this section if personally present.

                                   ARTICLE IX

                          DISTRIBUTIONS TO SHAREHOLDERS

     The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders, subject to any restriction in the Articles of Incorporation and subject also to the limitations prescribed by law.

                                    ARTICLE X

                                      SEAL

     The Corporate Seal of the Corporation shall be in the form of a circle in the center of which is the insignia [Corporate Seal] and shall have inscribed thereon the name of the Corporation and the words "an Illinois Corporation."

                                   ARTICLE XI

                                WAIVER OF NOTICE

     Whenever any notice whatever is required to be given under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of The Business Corporation Act of 1983, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

                                   ARTICLE XII

                                   AMENDMENTS

     These By-Laws may be made, altered, amended or repealed by the shareholders or the Board of Directors.